      THIS LEASE AGREEMENT, dated as of February 1, 1994, is by and between the ONEIDA COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation duly organized and existing under the laws of the State of New York having its office at Oneida County Airport, Terminal Building, Oriskany, New York 13424 (the "Agency") and SPECIAL METALS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having an office at 4317 Middle Settlement Road, New Hartford, New York 13213 (the "Company").

                          W I T N E S S E T H:

      WHEREAS, the Agency is authorized and empowered by the provisions of Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the "Enabling Act"), and Chapter 372 of the 1970 Laws of New York, as amended, constituting Section 901 of said General Municipal Law (said Chapter and the Enabling Act being hereinafter collectively referred to as the "Act") to promote, develop, encourage and assist in the acquiring, constructing, reconstructing, improving, maintaining, equipping and furnishing of, among others, industrial facilities for the purpose of promoting, attracting and developing economically sound commerce and industry in order to advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York, to improve their prosperity and standard of living, and to prevent unemployment and economic deterioration; and

      WHEREAS, by resolution adopted June 1, 1993 (the "Resolution"), the Agency indicated its intent: (i) to acquire the Project Facility described in the following paragraph and (ii) to lease (with an obligation to purchase) the Project Facility to the Company or such other person as may be designated by the Company and agreed upon by the Agency; and

      WHEREAS, the Project Facility consists of the acquisition of land (the "Land") located in the Town of New Hartford County of Oneida, State of New York, and described on attached Exhibit A, buildings (the "Facility") on the Land, and certain equipment (the "Equipment") (the Land, the Facility and the Equipment being hereinafter referred to as the "Project Facility") , all for the use as a manufacturing facility; and

      WHEREAS, pursuant to Article 8 of the Environmental Conservation Law, Chapter 43-B of the Consolidated Laws of New York, as amended, and the regulations adopted pursuant thereto by the Department of Environmental Conservation of the State of New York (collectively, the "SEQR Act"), the Agency in the Resolution determined that the acquisition of the Project Facility, and the leasing thereof to the Company, will not have a significant effect on the "environment" (as said quoted term is defined in the SEQR Act) and therefore does not require the preparation of environmental impact statement; and

      WHEREAS, the Company has conveyed the Project Facility to the Agency; and

      WHEREAS, the Agency proposes to lease the Project Facility to the Company, and the Company desires to rent the Project Facility from the Agency, upon the terms and conditions hereinafter set forth in this Agreement.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto hereby formally covenant, agree and bind themselves as follows (but, with respect to the Agency, subject to Section 12.11 hereof), to wit:

                                ARTICLE I

                               DEFINITIONS

      Section 1.1 Definitions.

      The following words and terms as used in this Lease Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

      "Act" means Title 1 of Article 18-A of the General Municipal Law of the State of New York, as amended from time to time, together with Chapter 372 of the Laws of 1970 of the State of New York, as amended from time to time.

      "Agency" means (i) Oneida County Industrial Development Agency and its successors and assigns and (ii) any public benefit corporation or political subdivision or other entity (as provided in Section 9.3 hereof) resulting from or surviving any consolidation or merger to which the Agency or its successors may be a party.

      "Agreement" means this Lease Agreement, dated as of February 1, 1994, by and between the Agency and the Company, as the same may be amended or supplemented from time to time.

      "Authorized Representative" means, in the case of the Agency, the chairman, vice chairman, secretary or assistant secretary of the Agency; in the case of the Company, its president or any vice president; and in the case of both, such additional persons as, at the time, are designated to act on behalf of the Agency or the Company, as the case may be, by written certificate furnished to the Agency or the Company, as the case may be, containing the specimen signature of each such person and signed on behalf of (i) the Agency by the chairman, vice chairman, secretary or assistant secretary of the Agency or
(ii) the Company by the president or any vice president of the Company.

      "Company" means (i) Special Metals Corporation, a corporation duly organized and existing under the laws of the State of Delaware, and its successors and assigns as the lessee hereunder, and (ii) any surviving, resulting or transferee Person as provided in Section 8.4 hereof.

      "Condemnation" shall mean the taking of title to, or the use of, Property under the exercise of the power of eminent domain by any governmental entity or other person acting under governmental authority.

      "Equipment" means all material, machinery, equipment, fixtures and furnishings used in connection with the operation of the Facility and acquired by the Agency in accordance with this Lease Agreement, and such substitutions and replacements thereof as may be made from time to time pursuant to this Lease Agreement.

      "Event of Default" shall have the meaning specified in Section 10.1 hereof.

      "Facility" means all those buildings, improvements, structures and other related facilities now or hereafter affixed or attached to the Land, all as they may exist from time to time.

      "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulations, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 1801 et seq.), the Hazardous Materials Transportation Act, as amended (42 U.S.C. Section 6901 et seq., The New York State Environmental Conservation law or any other applicable Environmental Law and the regulations adopted pursuant thereto.

      "Independent Counsel" means an attorney or attorneys or firm or firms of attorneys duly admitted to practice law before the highest court of the State of New York and not a full time employee of the Agency or the Company.

      "Land" means the real estate leased pursuant to this Agreement and more particularly described in Exhibit A attached hereto, with such additions thereto and substitutions therefor as may exist from time to time in accordance with the provisions of this Agreement.

      "Lease Term" means the duration of the leasehold estate created in this Agreement as specified in Section 5.2 hereof.

      "Lien" means any interest in Property securing an obligation owed to a Person, whether such interest is based on common law, statute or contract, and including but not limited to the security interest arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's and carriers' liens and other similar encumbrances affecting real property. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

      "Local Taxing Entities" shall mean, collectively, Oneida County, the Town of New Hartford, the New Hartford Central School District and each other taxing entity in which the Project Facility, or any portion thereof, is located, including, without limitation, any city, school district, town, village or other political unit wherein the Project Facility or a portion thereof is located.

      "Net Proceeds" means so much of the gross proceeds with respect to which that term is used as remain after payment of all expenses, costs and taxes (including attorneys' fees) incurred in obtaining such gross proceeds.

      "Permitted Encumbrances" means (i) the Liens, if any described in Exhibit B attached hereto, (ii) this Agreement, (iii) utility, access and other easements and rights of way, restrictions and exceptions that do not, in the opinion of Independent Counsel, materially impair the utility or the value of the Property affected thereby for the purposes for which it is intended, (iv) mechanics', materialmen's, warehousemen's, carriers' and other similar Liens to the extent permitted by Section 8.9(b) hereof, and (v) Liens for taxes and assessments, whether general or special, at the time not delinquent.

      "Person" means an individual, partnership, corporation, association, joint venture, trust or unincorporated organization, and a government or any governmental agency, public benefit corporation or political subdivision.

      "Pilot" means that agreement of even date herewith between the Agency and the Company obligating the Company to make certain payments in lieu of taxes to the Local Taxing Entities.

      "Project Facility" means the Land, the Facility and the Equipment.

      "Property" means any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

      "Resolution" shall have the meaning set forth in the second recital of this Agreement.

                               ARTICLE II

                      REPRESENTATIONS AND COVENANTS

      Section 2.1 Representations and Covenants of the Agency.

      The Agency makes the following representations and covenants as the basis for the undertakings on the Company's part herein contained:

            (a) The Agency is duly established under the provisions of the Act and has the power to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. Based upon the representations of the Company as to the utilization of the Project Facility, the Project Facility will constitute a "project", as such quoted term is defined in the Act. By proper corporate action, the officers of the Agency have been duly authorized to execute and deliver this Agreement.

            (b) The Agency will acquire the Project Facility and will lease the Project Facility to the Company pursuant to this Agreement, all for the purpose of promoting the industry, health, welfare, convenience and prosperity of the inhabitants of the State of New York and improving their standard of living.

            (c) By the Resolution, the Agency determined that, based upon the review by the Agency of the materials submitted and the representations made by the Company relating to the Project Facility, the acquisition of the Project Facility, and the leasing thereof by the Agency to the Company, will not have a "significant effect on the environment" within the meaning ascribed to such quoted phrase in Article 8 of the Environmental Conservation Law of the State of New York and the regulations of the New York State Department of Environmental Conservation promulgated thereunder.

      Section 2.2 Representations and Covenants of the Company.

      The Company makes the following representations and covenants as the basis for the undertakings on the Agency's part herein contained:

            (a) The Company is a corporation duly organized and existing under the laws of the State of Delaware, is in good standing under its certificate of incorporation and the laws of the State of New York has power to enter into this Agreement and to carry out its obligations hereunder and by proper corporate action has been duly authorized to execute and deliver this Agreement.

            (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Company is a party or by which the Company is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Company under the terms of any such instrument or agreement.

            (c) The acquisition of the Project Facility by the Agency and the leasing thereof by the Agency to the Company (i) will induce the Company to maintain and operate the Project Facility in Oneida County, New York, thereby retaining and/or creating employment opportunities and promoting the welfare of the inhabitants thereof and (ii) will not result in the removal of a plant, facility or other commercial activity of the Company or any other occupant of the Project Facility from one area of the State of New York to another area of the State of New York or result in the abandonment of one or more plants or facilities of the Company or any other occupant of the Project Facility located within the State of New York.

            (d) The Project Facility is and will continue to be a "project," as such quoted term is defined in the Act, and, so long as the Agency retains title to the Project Facility, the Company will not take any action, fail to take any action or allow any action to be taken which would cause the Project Facility not to constitute a "project" (as such quoted term is defined in the Act) .

            (e) To the best of the Company's knowledge, the acquisition of the Project Facility will not have a "significant effect on the environment" (as said quoted term is defined in Article 8 of the Environmental Conservation Law of the State of New York).

            (f) The Project Facility will comply in all material respects with all applicable building, zoning, environmental, planning and subdivision laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Project Facility, and the Company shall defend, indemnify and save the Agency and its members, officers, agents, servants and employees harmless from any liability or expenses resulting from any failure by the Company to comply with the provisions of this subsection (f).

      Section 2.3 Environmental Representations and Covenants.

      The Company makes the following additional representations and covenants as the basis for the undertakings on the Agency's part herein contained.

            (a) Except as described on Exhibit B, as of the execution of this Lease Agreement there has been no release or threatened release of oil or hazardous materials (including, without limitation, asbestos and polychlorinated biphenyls), Hazardous Substances or hazardous wastes or any other contaminant or pollutant at, on, to, into, or from the Project Facility, except releases which have been remediated in compliance with applicable environmental laws. No federal, state or local agency or authority has issued any claim, notification, order or violation or instituted any action, suit, or proceeding concerning oil or hazardous materials, Hazardous Substances or hazardous wastes or any other contaminant or pollutant with respect to the Project Facility, or with respect to the release of such oil or hazardous materials, Hazardous Substances or hazardous wastes or any other contaminant or pollutant on any adjoining property. The Company is not aware of any condition or occurrence which could give rise to any such claim, notification, order, violation, action, suit, or proceeding.

            (b) No consent or approval is needed from any governmental agency for the transfer of the Project Facility under any environmental law, code, ordinance, rule or regulation.

            (c) Except as set forth on Exhibit B attached hereto and made a part hereof there are no agreements, consent orders, decrees, judgments, licenses or permit conditions, or other directives of government which relate to the future use of the Project Facility or require any change in the present conditions of the Project Facility. The Project Facility is not listed or proposed to be listed on either the federal National Properties List or the New York State Inactive Hazardous Waste Disposal Site Registry, except as set forth on Exhibit B.

            (d) The Project Facility has not been and will not be used for the treatment, storage or disposal of oil or hazardous materials, hazardous substances or hazardous wastes or any other contaminant or pollutant, except in compliance with applicable environmental laws.

            (e) The Company has no reason to believe any condition exists relating to oil or hazardous materials, hazardous substances or hazardous wastes or any other contaminant or pollutant released at, on, to, into or from the Project Facility, except in accordance with applicable environmental laws and the terms and conditions of a permit, certificate, license or other written approval of a governmental body.

            (f) The Company shall not allow or cause any oil or hazardous materials, hazardous substances or hazardous wastes or any other contaminant or pollutant to be released at, on, to, into or from the Project Facility, except in accordance with applicable environmental laws and the terms and conditions of a permit, certificate, license or other written approval of a governmental body.

            (g) All environmental permits, consents, licenses, certificates or approvals necessary to the operation of any activity on the Project Facility have been obtained and are and shall be kept in full force and effect.

            (h) There are no electrical transformers, capacitors, or other equip ment, items or articles on or at the Project Facility which contain polychlorinated biphenyls, except in compliance with applicable environmental laws.

            (i) The Company has fully complied, and will continue to comply, with all federal, state and local environmental laws, rules, regulations, orders, decrees, ordinances, and codes applicable to the use and condition of the Project Facility.

            (j) The Company shall promptly notify the Agency, in writing, of the filing of an environmental lien against the Project Facility, the listing or proposed listing of the Project Facility on the federal National Priorities List, the New York State Inactive Hazardous Waste Disposal Site Registry or comparable state list, or any environmental claim, notification, order, violation, action, suit, or proceeding with respect to the Project Facility.

                               ARTICLE III

                      TITLE TO THE PROJECT FACILITY

      Section 3.1 Agreement to Convey to the Agency.

      The Company has conveyed, or will convey, to the Agency all right, title and interest in the Project Facility. The Company agrees that the title to the Project Facility shall be good and marketable and free and clear of all Liens except for Permitted Encumbrances and will be sufficient for the purposes intended by this Agreement and the Company agrees that it will defend, indemnify and hold the Agency and its members, officers, agents, servants and employees harmless from any expense or liability arising out of a defect in title affecting the Project Facility and will defend any action respecting title to the Project Facility.

      Section 3.2 Acquisition of the Project Facility.

      The Company shall give or cause to be given all notices and comply or cause compliance with all laws, ordinances, municipal rules and regulations and requirements of all governmental agencies and public authorities applying to or affecting the acquisition of the Project Facility, and the Company will defend and save the Agency and its officers, members, agents, servants and employees harmless from all fines and penalties due to failure to comply therewith. All permits and licenses necessary for the acquisition of the Project Facility shall be procured promptly by the Company.

      Section 3.3 Costs of Acquisition to be Paid by the Company.

      The Company agrees, for the benefit of the Agency, to pay in full all costs of acquiring the Project Facility. The Company shall execute, deliver and record or file such instruments as are necessary in order to perfect or protect the Agency's title to such portions of the Project Facility. No payment pursuant to the provisions of this Section 3.3 shall entitle the Company to any reimbursement for any such expenditure from the Agency or entitle the Company to any diminution or abatement of any other amounts payable by the Company under this Agreement.

                               ARTICLE IV

                         (INTENTIONALLY OMITTED)

                                ARTICLE V

                 DEMISING CLAUSES AND RENTAL PROVISIONS

      Section 5.1 Demise of the Project Facility.

      The Agency hereby demises and leases the Project Facility to the Company, and the Company hereby rents and leases the Project Facility from the Agency, upon the terms and conditions of this Agreement.

      Section 5.2 Duration of the Lease Term; Quiet Enjoyment.

            (a) The Agency shall deliver to the Company sole and exclusive possession of the Project Facility (subject to the provisions of Sections 8.3 and 10.2 hereof), and the leasehold estate created hereby shall commence on the date hereof and except as provided in Section 10.2 hereof, the leasehold estate created hereby shall terminate at 11:59 p.m. on February 28, 1997 or on such earlier date as may be permitted by Section 11.1 hereof.

            (b) The Agency shall take no action, other than pursuant to Article X of this Agreement, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project Facility during the Lease Term and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project Facility.

      Section 5.3 Rents and Other Amounts Payable.

            (a) The Company shall pay rent for the Project Facility leased hereunder as follows: So long as the leasehold estate created hereby shall not be terminated, the Company shall pay, directly to the Agency, on the date of execution and delivery of this Agreement and on the first day of February in each calendar year thereafter during the Lease Term, an amount equal to the sum of Five Hundred Dollars ($500.00) per year.

            (b) In addition to the amounts payable pursuant to Section 5.3(a) hereof, the Company shall pay to the Agency as additional rent, within thirty
(30) days of the receipt of demand therefor, an amount equal to the sum of the reasonable expenses of the Agency and the members, officers, agents, servants and employees thereof incurred (i) by reason of the Agency's ownership or leasing of the Project Facility and/or (ii) in connection with the carrying of the Agency's duties and obligations under this Agreement. At the request of the Company, the Agency shall provide the Company with an accounting of all such costs and expenses.

            (c) The above-mentioned payments shall be made, without any further notice, in immediately available funds in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts. In the event the Company shall fail to timely make any payment required in this Section 5.3, within ten days after notice of nonpayment, the Company shall pay the same together with interest thereon at the rate of ten percent (10%) per annum from the date on which such payment was due until the date on which such payment is made.

      Section 5.4 Obligations of the Company Hereunder Unconditional.

            (a) The obligation of the Company to make the payments required by this Agreement and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be a general obligation of the Company and shall be absolute and unconditional irrespective of any defense or any rights of set-off, recoupment, counterclaim or abatement that the Company may otherwise have against the Agency. The Company will not (i) suspend, discontinue or abate any payment required by this Agreement or (ii) fail to observe any of its other covenants or agreements in this Agreement or (iii) except as provided in Section 11.1 or Section 7.1 hereof, terminate this Agreement for any cause whatsoever including, without limiting the generality of the foregoing, failure of the Company to occupy or to use the Project Facility as contemplated in this Agreement or otherwise, any defect in the title, design, operation, merchantability, fitness or condition of the Project Facility or in the suitability of the Project Facility for the Company's purposes or needs, failure of consideration, destruction of or damage to the Project Facility, commercial frustration of purpose, or the taking by Condemnation of title to or the use of all or any part of the Project Facility, any change in the tax or other laws of the United States of America, or administrative rulings of or administrative actions by the State, or any political subdivision of either, or any failure of the Agency to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Agreement.

            (b) Nothing contained in this Section 5.4 shall be construed to release the Agency from the performance of any of the agreements on its part contained in this Agreement, and in the event the Agency should fail to perform any such agreement, the Company may institute such action against the Agency as the Company may deem necessary to compel performance (subject to the provisions of Section 12.11 hereof) or recover damages for non-performance; provided, however, that the Company shall look solely to the Agency's estate and interest in the Project Facility for the satisfaction of any right or remedy of the Company for the collection of a judgment (or other judicial process) requiring the payment of money by the Agency in the event of any liability on the part of the Agency, and no other property or assets of the Agency shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of the Company's remedies under or with respect to this Agreement, the relationship of the Agency and the Company hereunder, or the Company's use and occupancy of the Project Facility, or any other liability of the Agency to the Company.

                               ARTICLE VI

             MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

      Section 6.1 Maintenance, Use and Modifications of the Project Facility by the Company.

            (a) During the Lease Term, the Company will (i) maintain the Project Facility free of material defects or dangerous conditions and keep the Project Facility in safe condition, (ii) make all necessary repairs and replacements to the Project Facility (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen) as are necessary to maintain the Project Facility free from material defects and dangerous conditions, and (iii) operate the Project Facility in accordance with all applicable federal and state safety standards.

            (b) The Company agrees to use the Project Facility in conformance with all zoning ordinances, laws, rules and regulations that would be applicable to the Project Facility if the Company were the owner of record of the Project Facility. The Company covenants not to use the Project Facility for any other purpose without the prior written consent of the Agency.

            (c) The Company from time to time may make any additions, modifications or improvements to the Project Facility or any part thereof which it may deem desirable for its business purposes, provided such actions do not affect the integrity of the Project Facility provided that all such additions, modifications or improvements to the Project Facility or any part thereof shall be in compliance with all applicable law, rules and regulations, including, without limitation, requirements that the provisions of Article 8 of the Environmental Conservation Law be satisfied with respect to such addition or improvement). All such additions, modifications or improvements so made by the Company shall be done in a reasonable and workmanlike manner and shall become a part of the Project Facility. The Company agrees to deliver to the Agency all documents which may be necessary or appropriate to convey to the Agency title to, or other satisfactory interest in, such property.

            (d) The Agency shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary portions of the Project Facility.

      Section 6.2 Installation of Additional Equipment.

            (a) The Company from time to time may install additional machinery, equipment or other personal property in the Project Facility (which may be attached or affixed to the Project Facility), and such machinery, equipment or other personal property shall not become, or be deemed to become, a part of the Project Facility. The Company from time to time may remove or permit the removal of such machinery, equipment or other personal property from the Project Facility; provided that any such removal of such machinery, equipment or other personal property shall not adversely affect the integrity of the Project Facility or impair the overall operating efficiency of the Project Facility for the purposes for which it is intended and provided further that, if any material damage is occasioned to the Project Facility by such removal, the Company shall promptly repair such damage at its own expense.

            (b) The Agency shall not be responsible for any loss or damage to any machinery, equipment or other personal property installed pursuant to the provisions of this Section 6.2.

      Section 6.3 Taxes, Assessments and Utility Charges.

            (a) The Company shall pay, as the same respectively become due, subject to Section 6.8, (i) all taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to (A) the Project Facility, (B) any machinery, equipment or other property installed or brought by the Company therein or thereon, (C) any sales or use taxes imposed with respect to the Project Facility or any part or component thereof, (ii) all utility and other charges incurred or imposed for or with resect to the operation, maintenance, use, occupancy, upkeep and improvement of the Project Facility, (iii) all assessments and charges of any kind whatsoever lawfully made by any governmental body for public improvements, provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated under this Agreement to pay only such installments as are required to be paid during the Lease Term, and (iv) all moneys due as payments in lieu of taxes pursuant to Section 6.8 hereof.

            (b) The Company may in good faith actively contest any such taxes, assessments and other charges, provided that the Company shall have first notified the Agency in writing of such contest.

            (c) The Company shall defend, indemnify and save the Agency and its members, officers, agents, servants and employees harmless from any liability or expenses resulting from any failure by the Company to comply with the provisions of this Section 6.3.

      Section 6.4 Insurance Required.

      At all times throughout the Lease Term, the Company shall, at its expense, maintain insurance against such risks and for such amounts and with deductibles (except as otherwise herein provided) as are customarily insured against by businesses of like size and type paying, as the same become due and payable, all premiums in respect thereto, such insurance to include at a minimum the following coverage:

            (a) Workers' Compensation insurance, and each other form of insurance which the Agency or the Company is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company who are located at or assigned to the Project Facility.

            (b) Insurance against loss or damage by fire, such other hazards, casualties, risks and contingencies now covered by or that may hereafter be considered as included within the standard form of extended coverage endorsement.

            (c) Underlying insurance protecting the Company and the Agency against loss or losses from liabilities arising from bodily injury and death or damage to the Property of others caused by any accident or occurrence, with limits of not less than Two Million Dollars ($2,000,000.00) and excess liability coverage with limits of not less than Fifty Million Dollars ($50,000,000.00), without any deductible, on account of bodily injury, including death resulting therefrom, and damage to the property of others excluding liability imposed upon the Company by any applicable worker's compensation law.

            (d) During the Lease Term, any contractor or subcontractor engaged in the repairs of the Project Facility or in the construction or installation of any improvements to the Project Facility shall be required to carry general comprehensive liability insurance with limits acceptable to the Company and the Agency and containing coverage for premises operations, contractors protective, owner's protective and completed operations (products liability), with the X, C and U exclusions removed and containing coverage for all owned, non-owned and hired vehicles with non-ownership protection for contractor's or subcontractor's employees.

      Section 6.5 Additional Provisions Respecting Insurance.

            (a) All insurance required by Section 6.4 hereof shall be procured and maintained under valid and enforceable policies issued by financially sound and generally recognized responsible insurance companies selected by the Company and authorized to write such insurance in the State of New York. All policies evidencing such insurance shall provide for at least thirty (30) days prior written notice of the cancellation thereof (or any reduction in policy limits or material change in coverage thereof) to the Company and the Agency.

            (b) All such policies of insurance, or a certificate or certificates of the insurers that such insurance is in force and effect, shall be deposited with the Agency on or before the commencement of the Lease TeAt least ten (10) days prior to the expiration of any such policy, the Company shall furnish to the Agency evidence that the policy has been renewed or replaced or is no longer required by this Agreement.

            (c) Nothing in this Agreement shall prevent the Company from taking out insurance of the kind and in the amounts provided for under Section 6.4 hereof under a blanket insurance policy or policies which cover other properties owned or operated by the Company as well as the Project Facility.

      Section 6.6 Application of Net Proceeds of Insurance.

      The Net Proceeds of Insurance carried pursuant to the provisions of
Section 6.4 hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

      Section 6.7 Right of the Agency to Pay Taxes, Insurance Premiums and Other Charges.

      If the Company fails (i) to pay any tax, assessment or other governmental charge required to be paid by Section 6.3 hereof or (ii) to maintain any insurance required to be maintained by Section 6.4 hereof, the Agency may pay (but shall not be obligated to pay) such tax, assessment or other governmental charge or the premium for such insurance. No such payment by the Agency shall affect or impair any rights of the Agency hereunder arising in consequence of such failure by the Company. The Company shall reimburse the Agency upon demand, for any amount so paid by the Agency pursuant to this Section 6.7, together with interest thereon from the date of payment by the Agency until the date on which such reimbursement is made at the rate of 10% per annum.

      Section 6.8 Payments in Lieu of Taxes.

            (a) It is recognized that under the provisions of the Act, the Agency is required to pay no taxes or assessments (except for special assessments and special ad valorem levies) upon any of the Property acquired by it or under its jurisdiction or control or supervision or upon its activities. This exemption is only applicable to real property taxes and assessments from and after the tax incidence date next following the date of this Agreement (the "Tax Date"). Accordingly, the Company and the Agency intend that, by virtue of the Agency's ownership, control and supervision of the Project Facility and the Company's status as agent of the Agency for the purposes stated herein, the Company shall not be obligated to pay such taxes, charges and assessments (except for special assessments and special ad valorem levies) described in
Section 6.3 (a) (i) and (iii), but excluding any real property taxes and assessments due prior to the Tax Date. The Company and the Agency agree, however, that the Company, or any subsequent lessee under this Agreement, shall, during the Lease Term and from and after the Tax Date, make payments in lieu of taxes in accordance with a separate agreement between the Agency and the Company of even date herewith (the "Pilot").

            (b) In the event that the Company shall purchase the Project Facility pursuant to Article XI of this Agreement, and such purchase shall not immediately obligate the Company to make pro rata tax payments pursuant to legislation similar to subdivision one of Section 520 of the Real Property Tax Law, as added by Chapter 635 of the 1978 Laws of New York, then, notwithstanding any other provision of this

Agreement, the obligations of the Company pursuant to this Section 6.8 shall remain in full force and effect until the first tax year in which the Company shall appear on the tax rolls of the various taxing entities having jurisdiction over the Project Facility as the legal owner of record of the Project Facility.

                               ARTICLE VII

                  DAMAGE, DESTRUCTION AND CONDEMNATION

      Section 7.1 Damage or Destruction.

            (a) If the Project Facility shall be damaged or destroyed (in whole or in part) at any time during the Lease Term:

                  (i) the Agency shall have no obligation to replace, repair, rebuild or restore the Project Facility;

                  (ii) there shall be no abatement or reduction in the amounts payable by the Company under this Agreement (whether or not the Project Facility is replaced, repaired, rebuilt or restored;

                  (iii) the Company shall promptly give notice thereof to the Agency; and

                  (iv) except as otherwise provided in subsection (b) of this
      Section 7.1, the Company shall promptly replace, repair, rebuild or restore the Project Facility to substantially the same condition and value as an operating entity as existed prior to such damage or destruction, with such changes, alterations and modifications as may be desired by the Company, provided that such changes, alterations or modifications do not so change the nature of the Project Facility that it does not constitute a "project" (as such quoted term is defined in the Act).

      The Net Proceeds of insurance shall be paid to the Company and except as other provided in subsection (b) of this Section 7.1, the Company shall apply to the replacement, repair, rebuilding or restoration of the Project Facility so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses.

      In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding or restoration, the Company shall nonetheless complete the work thereof and pay from its own monies that portion of the costs thereof in excess of such Net Proceeds.

      All such replacements, repairs, rebuilding or restoration made pursuant to this Section 7.1, whether or not requiring the expenditure of the Company's own money, shall automatically become a part of the Project Facility as if the same were specifically described herein.

            (b) The Company shall not be obligated to replace, repair, rebuild or restore the Project Facility, and the Net Proceeds of the insurance shall not be applied as provided in subsection (a) of this Section 7.1, if the Company shall exercise its option to terminate this Agreement pursuant to Section 11.1 hereof.

            (c) The Company may adjust all claims under any policies of insurance covering damage or destruction of the Project Facility; provided, however, that no such claim with respect to an insured event as to which the Agency may be or is alleged to be liable may be adjusted without the prior written consent of the Agency.

      Section 7.2 Condemnation.

            (a) If at any time during the Lease Term the whole or any part of title to, or the use of, the Project Facility shall be taken by Condemnation, the Agency shall have no obligation to restore or replace the Project Facility and there shall be no abatement or reduction in the amounts payable by the Company under this Agreement (whether or not the Project Facility is restored or replaced).

            Except as otherwise provided in subsection (b) of this Section 7.2, the Company shall promptly:

                  (i) if necessary to maintain the Project Facility restore the Project Facility (including the purchase of necessary land to replace any Land taken by Condemnation) to substantially the same condition and value as an operating facility as existed prior to such Condemnation; or

                 (ii) if necessary to maintain the Project Facility acquire, by construction or otherwise, facilities of substantially the same nature and value as an operating facility as the Project Facility (hereinafter referred to in this Section 7.2 as "Substitute Facilities"), which Substitute Facilities shall constitute a "project," as such quoted term is defined in the Act; and

                (iii) in any event, give prompt notice of such Condemnation and its plans to restore the Project Facility or acquire Substitute Facilities to the Agency.

            The Net Proceeds of any award in any Condemnation proceeding shall be paid to the Company and, if required, applied to the payment of the costs of such restoration of the Project Facility or the acquisition of Substitute Facilities. In the event such Net Proceeds of any Condemnation award are not sufficient to pay in full the costs of such restoration of the Project Facility or such acquisition of Substitute Facilities, the Company shall nonetheless restore the Project Facility or acquire Substitute Facilities and shall pay from its own monies that portion of the costs thereof in excess of such Net Proceeds.

            The Project Facility, as so restored, or the Substitute Facilities, whether or not requiring the expenditure of the Company's own monies, shall automatically become part of the Project Facility as if the same were specifically described herein.

            (b) The Company shall not be obligated to restore the Project Facility or acquire Substitute Facilities, and the Net Proceeds of any Condemnation award shall not be applied as provided in Section 7.2(a), if the Company shall exercise its option to terminate this Agreement pursuant to
Section 11.1 hereof.

            (c) The Agency shall cooperate fully with the Company in the handling and conduct of any Condemnation proceeding with respect to the Project Facility. In no event shall the Agency voluntarily settle, or consent to the settlement of, any Condemnation proceeding with respect to the Project Facility without the written consent of the Company.

      Section 7.3 Condemnation of Company-Owned Property.

      The Company shall be entitled to the proceeds of any Condemnation award or portion thereof made for damage to or taking of any Property which, at the time of such damage or taking, is not part of the Project Facility and which is owned by the Company.

                              ARTICLE VIII

                            SPECIAL COVENANTS

      Section 8.1 No Warranty of Condition or Suitability by the Agency; Acceptance "As Is".

      THE AGENCY MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION, TITLE, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OF THE PROJECT FACILITY, OR THAT THE PROJECT FACILITY IS OR WILL BE SUITABLE FOR THE COMPANY'S PURPOSE OR NEEDS, OR REGARDING THE EXISTENCE OR NON-EXISTENCE OF ANY DEFECTS OR DANGEROUS CONDITIONS EXISTING ON OR WITH RESPECT TO THE PROJECT FACILITY. THE COMPANY DOES AND SHALL ACCEPT THE PROJECT FACILITY "AS IS" WITHOUT RECOURSE OF ANY NATURE AGAINST THE AGENCY FOR ANY CONDITION NOW OR HEREAFTER EXISTING. NO WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANT ABILITY ARE MADE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE, WHETHER PATENT OR LATENT, THE AGENCY SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THEREOF.

      Section 8.2 Hold Harmless Provision.

            (a) The Company hereby releases the Agency and its members, officers, agents, servants and employees from, agrees that the Agency and its members, officers, agents, servants and employees shall not be liable for and agrees to indemnify, defend and hold the Agency and its members, officers, agents, servants and employees harmless from and against any and all (i) liability for loss or damage to Property or injury to or death of any and all persons that may be occasioned, directly or indirectly, by any cause whatsoever pertaining to the Project Facility or arising by reason of or in connection with the occupation or the use thereof or the presence of any Person or Property on, in or about the Project Facility and/or (ii) liability occasioned directly or indirectly from the violation, or alleged violation, of any environmental law, rule or regulation with respect to the Project Facility and/or (iii) liability arising from the Agency's acquiring, owning and leasing of the Project Facility, including without limiting the generality of the foregoing, (A) any sales or use taxes which are or may be payable with respect to goods supplied or services rendered with respect to the Project Facility, and (B) all causes of action and attorneys' fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Agency are not incurred or do not result from the intentional, gross negligence or willful wrongdoing of the Agency or any of its members, officers, agents, servants or employees.

            (b) In the event of any claim against the Agency or its officers, members, agents, servants or employees by any employee of the Company or any contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations hereunder shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Company or such contractor under worker's compensation, disability benefits or other employee benefit acts.

            (c) To effectuate the provisions of this Section 8.2, the Company shall provide for and insure, in the liability policies required in Section 6.4(b) hereof, its liabilities assumed pursuant to this Section 8.2.

            (d) Notwithstanding any other provision of this Agreement, the obligations of the Company pursuant to this Section 8.2 shall remain in full force and effect after the termination of this Agreement.

      Section 8.3 Right to Inspect the Project Facility.

      The Agency and its duly authorized agents shall have the right at all reasonable times on reasonable notice and subject to the Company's usual and customary security requirements, to inspect the Project Facility.

      Section 8.4 Company to Maintain its Corporate Existence; Conditions Under Which Exceptions Permitted.

      The Company agrees that, during the Lease Term, it will maintain its corporate existence, will not dissolve or otherwise dispose of all or substantially all of its assets, and will not consolidate with or merge into another corporation or permit one or more corporations to consolidate with or merge into it; provided that the Company may consolidate with or merge into another domestic corporation organized and existing under the laws of one of the states of the United States of America, or permit one or more such domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another such domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided (i) that the surviving, resulting or transferee corporation, as the case may be, is incorporated under the laws of the State of New York or qualifies to do business in the State of New York, (ii) that such corporation assumes in writing all of the obligations or any restrictions on the Company under this Agreement and any other agreement securing the Company's performance of its obligations hereunder, (iii) that as of the date of such consolidation, merger, sale or transfer, the Agency shall be furnished with the following, in form and substance satisfactory to the Agency:
(a) an opinion of Independent Counsel opining as to compliance with items (i) and (ii) of this Section 8.4, (b) a certificate, dated the effective date of such consolidation, merger, sale or transfer, signed by an executive officer of the Company and of the surviving, resulting or transferee corporation, as the case may be, to the effect that immediately after the consummation of the transaction, and after giving effect thereto, no Event of Default exists under this Agreement and no event exists which, with notice or lapse of time or both, would become such an Event of Default.

      Section 8.5 Omitted.


      Section 8.6 Agreement to Provide Information.

            The Company shall, whenever requested by the Agency, provide and certify or cause to be provided and certified such information concerning the Company, its finances, and other topics as the Agency from time to time reasonably considers necessary or appropriate, or as may be required by law.

      Section 8.7 Omitted.

      Section 8.8 Compliance with Orders, Ordinances, Etc.

            (a) The Company will, throughout the Lease Term, promptly comply with all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project Facility or any part thereof, or to any use, manner of use or condition of the Project Facility or any part thereof.

            (b) Notwithstanding the provisions of Section 8.8(a) hereof, the Company may in good faith actively contest the validity or the applicability of any requirement of the nature referred to in such subsection (a), provided the Company shall have first notified the Agency of such contest.

            (c) Notwithstanding the provisions of Section 8.8(b) hereof, if because of a violation enumerated in Section 8.8(a) hereof, either the Agency or any of the members, officers, agents, servants or employees of the Agency shall actually be threatened with a fine or imprisonment, then the Company shall immediately remedy such violation and provide legal protection to the Agency and its members, officers, agents, servants and employees sufficient to remove the threat of such fine or imprisonment.

      Section 8.9 Discharge of Liens and Encumbrances.

            (a) The Company shall not permit or create or suffer to be permitted or created any Lien, except for Permitted Encumbrances upon the Project Facility or any part thereof.

            (b) Notwithstanding the provisions of subsection (a) of this Section 8.9, the Company may in good faith contest any such Lien, provided the Company shall have first notified the Agency of such proposed contest. In such event, the Company may permit the items so contested to remain undischarged or unsatisfied during the period of such contest and any appeal therefrom.

            (c) Notwithstanding the provisions of subsection (b) of this Section 8.9, if because of a violation enumerated in Section 8.9 (a) hereof, either the

Agency or any of the members, officers, agents, servants or employees of the Agency shall actually be threatened with a fine or imprisonment, then the Company shall immediately remedy such violation and provide legal protection to the Agency and its members, officers, agents, servants and employees sufficient to remove the threat of such fine or imprisonment.

      Section 8.10 Identification of Equipment.

      All Equipment which is or may become the property of the Agency pursuant to the provisions of this Agreement shall be property identified by the Company by such appropriate records, including computerized records, as may be approved by the Agency. In this regard all improvements, machinery, equipment and other Property of whatever nature affixed or attached to the Land shall be deemed presumptively to be owned by the Agency, rather than the Company, unless the same were installed by the Company and title thereto was retained by the Company as provided in Section 6.2 of this Agreement and such improvements, machinery, equipment and other Property were properly identified by such appropriate records as were approved by the Agency.

      Section 8.11 Depreciation Deductions and Investment Tax Credits.

      The parties agree that, as between them, the Company shall be entitled to all depreciation deductions with respect to any depreciable property in the Project Facility pursuant to Section 167 or 168 of the Code and to any investment credit pursuant to Section 38 of the Code with respect to any portion of the Project Facility which constitutes "Section 38 Property." The Agency shall have no obligation to furnish any reports or tax returns pursuant to the provisions of this Section 8.11, but upon written request of the Company will endeavor to file with the appropriate officer or officers any reports or tax returns furnished to the Agency by the Company for the purpose of such filing.

                               ARTICLE IX

          RELEASE OF CERTAIN LAND; ASSIGNMENTS AND SUBLEASING;
             MORTGAGE AND PLEDGE AND ASSIGNMENT OF INTERESTS

      Section 9.1 Restriction on Sale of the Project Facility; Release of Certain Land.

            (a) Except as otherwise specifically provided in this Article IX and in Article X hereof, the Agency shall not sell, convey, transfer, encumber or otherwise dispose of the Project Facility or any part hereof or any of its rights under this Agreement without the prior written consent of the Company.

            (b) The Agency and the Company from time to time may release from the provisions of this Agreement and the leasehold estate created hereby any part of, or interest in, the Land which is not necessary, desirable or useful for the Project Facility. In such event, the Agency, at the Company's sole cost and expense, shall execute and deliver any and all instruments necessary or appropriate to so release such part of, or interest in, the Land and convey such title thereto or interest therein to the Company or such other Person as the Company may designate.

            (c) No conveyance of any Land or interest therein effected under the provisions of this Section 9. 1 shall entitle the Company to any abatement or diminution of the rents payable under Section 5.3 hereof.

      Section 9.2 Assignment or Subleasing.

            (a) This Agreement may be assigned in whole or in part and the Project Facility may be subleased as a whole or in part by the Company, but only with the prior written consent of the Agency (which consent may not be unreasonably withheld or delayed but may be subject to such reasonable conditions as the Agency may deem appropriate) and provided that:

                  (1) No assignment (other than pursuant to Section 8.4 hereof) or sublease shall relieve the Company from primary liability for any of its obligations hereunder;

                  (2) The assignee or sublessee shall assume the obligations of the Company hereunder to the extent of the interest assigned or subleased;

                  (3) The Company shall, within ten (10) days prior to execution of such assignment or sublease, furnish or cause to be furnished to the Agency a true and complete copy of each such assignment or sublease, as the case may be, and the instrument of assumption;

                  (4) The Project Facility shall continue to constitute a "project," as such quoted term is defined in the Act.

            (b) As of the purported effective date of any assignment or sublease pursuant to subsection (a) of this Section 9.2, the Company at its sole cost shall furnish the Agency with an opinion, in form and substance satisfactory to the Agency or Independent Counsel opinion as to compliance with items (1) and
(2) of subsection (a) of this Section 9.2.

            (c) No assignment or sublease entered into pursuant to this Section
9.2 may be modified or amended without the prior written consent of the Agency (which consent may not be unreasonably withheld or delayed but may be subject to such reasonable conditions as the Agency may deem appropriate).

      Section 9.3 Merger of Agency.

            (a) Nothing contained in this Agreement shall prevent the consolidation of the Agency with, or merger of the Agency into, or transfer of title to the Project Facility as an entirety to, any other political subdivision or public benefit corporation or other entity which has the legal authority to own and lease the Project Facility (including but not limited to a subsidiary of the Agency), provided that:

                  (1) the Project Facility shall remain exempt from payment of real property taxes to the extent set forth in Section 874 of the Act, as amended from time to time, and

                  (2) upon any such consolidation, merger or transfer, the due and punctual performance and observance of all the agreements and conditions of this Agreement to be kept and performed by the Agency shall be expressly assumed in writing by the political subdivision or public benefit corporation or other entity resulting from such consolidation or surviving such merger or to which the Project Facility shall be transferred.

            (b) Within thirty (30) days after the consummation of any such consolidation, merger or transfer of title, the Agency shall give notice thereof in reasonable detail to the Company together with an instrument of assumption. The Agency promptly shall furnish such additional information with respect to any such transaction as the Company reasonably may request.

                                ARTICLE X

                     EVENTS OF DEFAULT AND REMEDIES

      Section 10.1 Events of Default Defined.

            (a) The following shall be "Events of Default" under this Agreement and the term "Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

                  (1) The failure of the Company to make the payments required pursuant to Sections 5.3, 6.3, 6.7, 6.8 or any other Section herein for a period of ten (10) days after written notice of the failure is given to the Company; or

                  (2) The failure of the Company to maintain the insurance required by Section 6.4(c) herein; or

                  (3) The failure by the Company to observe and perform any other covenant, condition or agreement hereunder on its part to be observed or performed for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Agency provided, however, that if the default is of such a nature that it cannot be remedied within a period of thirty (30) days, the Company shall not be in default if it shall promptly commence and thereafter prosecute the curing of the default with due diligence; or

                  (4) The abandonment of the Project Facility by the Company or if the Project Facility remains vacant for a period in excess of ninety (90) consecutive days after written notice thereof given to the Company by the Agency.

            (b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure either party hereto shall be unable in whole or in part to carry out its obligations under this Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof, and the suspension of such obligations for such period pursuant to this subsection (b) shall not be deemed an Event of Default under this Section 10.1. Notwithstanding anything to the contrary in this subsection (b), an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to make the payments required by sections 5.3, 6.3, 6.7, 6.8 or any other section hereof, to obtain and continue in full force and effect the insurance required by Section 6.4 hereof, to provide the indemnity required by Section 8.2 hereof and to comply with the provisions of Sections 8.2 and 8.8 hereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State of New York or any of their departments, agencies, governmental subdivisions or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, shortages of labor and materials or delays of carriers, shortage of energy, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability and not due to its fault. The party claiming such inability shall use reasonable efforts to remove the cause for the same with all reasonable promptness; provided that it is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout or other industrial disturbances by acceding to the demands of the opposing party or parties.

            (c) Any written notice of an Event of Default required to be given to the Company under this section shall also be given to Credit Lyonnais New York Branch ("Mortgagee"), as Mortgagee under the Mortgage dated as of August 31, 1990 made by the Company to Mortgagee as collateral agent for the financial institutions named therein (the "Banks"), at the following address or such other address as Mortgagee may specify to the Agency in writing:

      Credit Lyonnais New York Branch
      1301 Avenue of the Americas
      New York, New York  10019
      Attention:  Mr. Alan Sidrane

Mortgagee may, but shall not be obligated to, satisfy any conditions or defaults of the Company under this Agreement, within 90 days after its receipt of such notice of an Event of Default, provided that performance by the Mortgagee or the Banks shall not render Credit Lyonnais liable for any of the Company's obligations hereunder, provided however, that the requirement to give such notice shall not otherwise limit the Company's rights hereunder upon the occurrence of an event of default.

      Section 10.2 Remedies on Default.

            (a) Whenever any Event of Default shall have occurred and be continuing, the Agency may, by notice to the Company, terminate this Agreement and require the Company to purchase the Project Facility pursuant to Article XI hereof. The Company does hereby appoint the Agency as its true and lawful agent to execute such instruments and documents as may be necessary and appropriate to effectuate such reconveyance as aforesaid. Such appointment of the Agency as the agent of the Company shall be deemed to be an agency coupled with an interest and such appointment shall be irrevocable.

            (b) No action taken pursuant to this Section shall relieve the Company from its obligation to make all payments required by Sections 5.3, 6.3,

6.7, 6.8 or any
other section (which occurred prior to the effective date of such termination) and 8.2 hereof.

      Section 10.3 Remedies Exclusive.

      The remedies herein conferred upon or reserved to the Agency under Section
10.2 are intended to be exclusive of any other available remedy. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Agency to exercise any remedy reserved to it in this Article X, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

      Section 10.4 Agreement to Pay Attorneys' Fees and Expenses.

      In the event the Company should default under any of the provisions of this Agreement and the Agency should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Agency the reasonable fees of such attorneys and such other expenses so incurred, whether or not an action is commenced, provided that the Agency is successful in establishing the existence of such default.

      Section 10.5 No Additional Waiver Implied by One Waiver.

      In the event any agreement contained herein should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                               ARTICLE XI

                     EARLY TERMINATION OF AGREEMENT;
                       OPTIONS IN FAVOR OF COMPANY

      Section 11.1 Early Termination of Agreement.

      At any time during the Lease Term, the Company shall have the option to terminate this Agreement upon filing with the Agency, a certificate signed by an Authorized Representative of the Company stating the Company's intention to do so pursuant to this Section 11.1 and upon compliance with the requirements set forth in Section 11.2 hereof.

      Section 11.2 Conditions to Early Termination of Agreement.

            (a) In the event the Company exercises its option to terminate this Agreement in accordance with Section 11.1 hereof, the Company shall make the following payments:

                  (i) To the Agency: an amount certified by the Agency as sufficient to pay all unpaid fees and expenses of the Agency and its officers, members, agents, servants and employees incurred under this Agreement; and

                 (ii) To the appropriate Person: an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under this Agreement and not otherwise paid or provided for.

            (b) The certificate required to be filed pursuant to Section 11.1 shall specify the date upon which the payments pursuant to subdivision (a) of this Section 11.2 shall be made, which date shall be not less than thirty (30) nor more than sixty (60) days from the date such certificate is filed with the Agency.

      Section 11.3 Obligation to Sell and Purchase the Project Facility.

      Contemporaneously with the expiration or termination of the Lease Term in accordance with Section 5.2, 10.2 or Section 11.1 hereof, the Agency shall sell and the Company shall purchase all of the Agency's right, title and interest in and to the Project Facility for the purchase price of One Dollar ($1.00) plus payment of all sums due and payable to the Agency pursuant to this Agreement.

      Section 11.4 Conveyance on Purchase of the Project Facility.

            (a) At the closing of any purchase of the Project Facility pursuant to Section 11.3 hereof, the Agency shall, upon receipt of the purchase price, deliver to the Company all necessary documents to convey to the Company all the Agency's right, title and interest in and to the Property being purchased, as such Property then exists, free and clear of all liens except Permitted Encumbrances and liens created by the Company or at the request, or with the consent of, the Company.

            (b) The sale and conveyance of the Agency's right, title and interest in and to the Land and the Facility shall be effected by the execution, delivery and recording by the Agency of a deed to the Company (a form of which is attached hereto as Exhibit C). The sale and conveyance of the Agency's right, title and interest in and to the Equipment shall be effected by the execution and delivery by the Agency to the Company of a Bill of Sale to the Company (a form of which is attached hereto as Exhibit D).

                               ARTICLE XII

                              MISCELLANEOUS

      Section 12.1 Notices.

      All notices, certificates and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered and, if delivered by mail, shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      To the Agency:

      Oneida County Industrial Development Agency
      Oneida County Airport
      Terminal Building
      Oriskany, New York  13424

      With a copy to:

      Groben, Gilroy, Oster & Saunders
      185 Genesee  St.
      Utica, NY  13501
      Attention:  James C. Oster, Esq.

      To the Company:

      Special Metals Corporation
      4317 Middle Settlement Road
      New Hartford, NY  13413
      Attention:  Robert F. Dropkin
      Vice President, Secretary and Chief Legal Counsel

      With a copy  to:

      Bond, Schoeneck & King
      One Lincoln Center
      Syracuse, NY
      Attention:  Ronald C. Berger, Esq.

      The Agency and the Company may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

      Section 12.2 Binding Effect.


      This Agreement shall inure to the benefit of and shall be binding upon the Agency, the Company and their respective successors and assigns.

      Section 12.3 Severability.

      In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      Section 12.4 Amendments, Changes and Modifications.

      This Agreement may not be amended, changed, modified, altered or terminated except by written instrument executed and delivered by the parties hereto.

      Section 12.5 Execution of Counterparts.

      This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      Section 12.6 Applicable Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      Section 12.7 Recording and Filing.

      A memorandum of this Agreement shall be recorded or filed, as the case may be, by the Agency, at the cost of the Company, in the Office of the Clerk of Oneida County, New York, and/or in such other office or offices as may at the time be provided by law as the proper place or places for the recordation or filing thereof.

      Section 12.8 Survival of Obligations.

      The obligations of the Company to make the payments required by Section 5.3(b) hereof and to provide the indemnity required by Section 8.2 hereof shall survive any termination or expiration of this Agreement, and all such payments after such termination shall be made upon demand of the Person to whom such payment is due.

      Section 12.9 Table of Contents and Section Headings Not Controlling.

      The table of contents and the headings of the several Sections in this Agreement have been prepared for convenience of reference only and shall not control, affect the meaning or be taken as an interpretation of any provision of this Agreement.

      Section 12.10 No Recourse; Special Obligation.

            (a) All covenants, stipulations, promises, agreements and obligations of the Agency contained in this Agreement and in the other documents and instruments connected therewith, and in any documents supplemental thereto (collectively the "Documents") shall be deemed to be the covenants, stipulations, promises, agreements, and obligations of the Agency and not of any member, officer, agent (other than the Company), servant or employee of the Agency in his individual capacity, and no recourse under or upon any obligation, covenant, or agreement in the Documents contained or otherwise based upon or in respect of the Documents, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future member, officer, agent (other than the Company), servant or employee, as such of the Agency or of any successor public benefit corporation or political subdivision or other successor entity or any person executing the Documents on behalf of the Agency, either directly or through the Agency or any successor public benefit corporation or political subdivision or other successor entity or any person so executing the Documents, it being expressly understood that the Documents are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any such member, officer, agent (other than the Company), servant or employee of the Agency or of any successor public benefit corporation or political subdivision or other successor entity or any person so executing the Documents because of the creation of the indebtedness thereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Documents or implied therefrom; and that any and all such personal liability of, and any and all such rights and claims against, every such member, officer, agent (other than the Company), servant or employee because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in the Documents or implied therefrom, are, to the extent permitted by law, expressly waived and released as a condition of, and as a consideration for, the execution of the Documents.

            (b) The obligations and agreements of the Agency contained herein shall not constitute or give rise to an obligation of the State of New York or Oneida County, New York, and neither the State of New York nor Oneida County, New York shall be liable thereon, and further such obligations and agreements shall not constitute or give rise to a general obligation of the Agency, but rather shall constitute special obligations of the Agency payable solely from the revenues of the Agency derived and to be derived from the lease, sale or other disposition of the Project Facility.

            (c) Notwithstanding any provision of this Agreement to the contrary, the Agency shall not be obligated to take any action pursuant to any provision hereof unless (i) the Agency shall have been requested to do so in writing by the Company and (ii) if compliance with such request is reasonably expected to result in the incurrence by the Agency (or any member, officer, agent, servant or employee of the Agency) in any liability, fees, expenses or other costs, the Agency shall have received from the Company security or indemnity satisfactory to the Agency for protection against all such liability, however remote, and for the reimbursement of all such fees, expenses and other costs.

      IN WITNESS WHEREOF, the Agency and the Company have caused this Lease Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                              ONEIDA COUNTY INDUSTRIAL
                                DEVELOPMENT AGENCY

                              By:  ______________________________________
                                   John T. McKenna,
                                   Chairman

                              SPECIAL METALS CORPORATION

                              By:  ______________________________________
                                   Donald R. Muzyka,
                                   President